UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2006
MAXXAM INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-3924 (Commission File Number)	95-2078752 (I.R.S. Employer Identification No.)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 975-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On July 18, 2006, the Registrant’s indirect wholly owned subsidiary, The Pacific Lumber Company (“Palco”), and Palco’s subsidiary, Britt Lumber Co., Inc. (“Britt”), as borrowers, closed
•	a revolving credit agreement (“Revolving Credit Agreement”) with Marathon Structured Finance Fund L.P. (“Revolver Agent”) relating to a five-year $60.0 million secured asset-based revolving credit facility (“Revolving Credit Facility”), and

•	a loan agreement (“Term Loan Agreement”) with Marathon Structured Finance Fund L.P. (“Term Agent”) relating to a five-year $85.0 million secured term loan (“Term Loan”).
     The Term Loan was fully funded at closing. The borrowers used approximately $12.0 million of the Term Loan funds to pay off the borrowers’ existing revolving credit agreement with The CIT Group/Business Credit, Inc. (“Old Revolving Credit Agreement”), and approximately $34.0 million of the Term Loan funds to pay off the borrowers’ existing term loan agreement with Credit Suisse First Boston (“Old Term Loan Agreement”). The borrowers also terminated the Old Revolving Credit Agreement and the Old Term Loan Agreement (see Item 1.02 below).
     The amount available for borrowings under the Revolving Credit Facility is normally the sum of 85% of the borrowers’ eligible accounts receivable plus the lesser of (i) 80% of the book value of borrowers’ eligible inventory or (ii) 85% of the net orderly liquidation value of such inventory. However, during each October 15 to January 15 (“Seasonal Overadvance Period”), the amount available for borrowing under the Revolving Credit Facility is the sum of 95% of borrowers’ eligible accounts receivable plus the lesser of (i) 90% of the book value of borrowers’ eligible inventory or (ii) 95% of the net orderly liquidation value of such inventory. Loans under the Revolving Credit Agreement bear interest at the rate of LIBOR plus 2.75% or prime plus 0.75%, at the borrowers’ option; however, incremental borrowings made during the Seasonal Overadvance Period utilizing the increased advance rates described above bear interest at the rate of LIBOR plus 4.50% or prime plus 2.50%, as applicable. The Revolving Credit Agreement matures on July 18, 2011. The borrowers have not made any borrowings under the Revolving Credit Agreement to date, although they currently have availability in excess of $20.0 million.
     The Term Loan bears interest at the rate of LIBOR plus 8.75%. The Term Loan Agreement requires that the borrowers repay a substantial portion of the outstanding principal of the Term Loan with the net proceeds of various required asset sales, including the real property associated with Palco’s former Fortuna and Carlotta mills, and Palco-owned homes to be sold after certain milestones have been met. Any remaining principal balance of the Term Loan is due on July 18, 2011.
     The Revolving Credit Agreement and Term Loan Agreement required Palco’s immediate parent, MAXXAM Group Inc. (“MGI”), to provide a $10.0 million subordinated loan to the borrowers, which was funded at closing.The Term Loan Agreement and Revolving Credit Agreement each include prepayment premiums of 3%, 2% and 1% that will be payable in connection with any prepayment of the Term Loan or reduction or termination of the Revolving Credit Facility during the first, second and third years, respectively. The Revolving Credit Agreement and the Term Loan Agreement contain substantially identical restrictive covenants that limit the borrowers’ ability to incur debt, grant liens, make investments, pay dividends, make capital expenditures or merge or consolidate, and require the borrowers’ to maintain a minimum level of EBITDA, along with a minimum fixed charge coverage ratio and maximum leverage ratio throughout the life of the loans. The Revolving Credit Agreement and the Term Loan Agreement contain customary events of default and customary remedies with respect to the occurrence of an event of default.

     Pursuant to two substantially identical Guarantee and Collateral Agreements (one in favor of each of the Revolver Agent and the Term Agent) and substantially identical Deeds of Trust (in favor of the Revolver Agent and the Term Agent, respectively) (collectively, the “Security Agreements”), the Revolving Credit Agreement and the Term Loan Agreement are each secured by a security interest in the stock of Palco held by MGI, and substantially all of the assets of the borrowers (other than the Palco’s equity interest in Scotia Pacific Company LLC). The Security Agreements contain customary covenants regarding insurance requirements and maintenance of the collateral, as well as customary remedies upon the occurrence of events of default.
     These descriptions of the material terms of the various agreements are not complete statements of the parties’ rights and obligations under such agreements. The above statements are qualified in their entirety by reference to the actual agreements. Copies of the Revolving Credit Agreement and Term Loan Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The two Guarantee and Collateral Agreements are attached hereto as Exhibits 10.3 and 10.4. Copies of the Deeds of Trust securing Palco property are attached hereto as Exhibits 10.5 and 10.6.
Item 1.02  Termination of a Material Definitive Agreement.
     As described above, Palco and Britt terminated the Old Revolving Credit Agreement and the Old Term Loan Agreement on July 18, 2006 in connection with entry into the Revolving Credit Agreement and Term Loan Agreement. The Old Revolving Credit Agreement provided for a five-year revolving credit facility allowing for borrowings of up to $30.0 million based upon the sum of 85% of the borrowers’ eligible accounts receivable and 75% of the borrowers’ eligible inventory. The Old Term Loan Agreement provided for a five-year term loan in the amount of $35.0 million. Borrowings under the Old Revolving Credit Agreement and the Old Term Loan Agreement bore interest at rates based upon (and at variable margins above) LIBOR or the prime rate, and were secured by virtually the same assets as secure the new facilities. In connection with the termination, MGI’s pledge of a $2.0 million certificate of deposit as additional security was released. As previously disclosed, Palco and Britt were in default under the Old Revolving Credit Agreement and the Old Term Loan Agreement.
     The borrowers were required to pay a prepayment premium of $300,000, in connection with the termination of the Old Revolving Credit Agreement and a prepayment premium of approximately $800,000, in connection with the termination of the Old Term Loan Agreement.
Item 2.03   Creation of a Direct Financial Obligation or and Obligation under and Off-Balance Sheet Arrangement or a Registrant.
     To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by reference.
Item 9.01   Financial Statements and Exhibits.
c) Exhibits

Exhibit Number	Description

10.1	Revolving Credit Agreement dated as of July 18, 2006 among The Pacific Lumber Company, Britt Lumber Co., Inc., the lenders from time to time party thereto and Marathon Structured Finance Fund L.P., as administrative agent (filed herewith).

10.2	Term Loan Agreement, dated as of July 18, 2006 among The Pacific Lumber Company, Britt Lumber Co., Inc., the lenders from time to time party thereto and Marathon Structured Finance Fund L.P., as administrative agent (filed herewith).

10.3	Guarantee and Collateral Agreement dated as of July 18, 2006 made by The Pacific Lumber Company, Britt Lumber Co., Inc., MAXXAM Group Inc., Salmon Creek LLC and Scotia Inn Inc. in favor of Marathon Structured Finance Fund L.P., as administrative agent for the Revolving Credit Agreement (filed herewith).

10.4	Guarantee and Collateral Agreement dated as of July 18, 2006 made by The Pacific Lumber Company, Britt Lumber Co., Inc., MAXXAM Group Inc., Salmon Creek LLC and Scotia Inn Inc. in favor of Marathon Structured Finance Fund L.P., as administrative agent for the Term Loan Agreement (filed herewith).

10.5	Deed of Trust, Security Agreement, Assignment of Rents And Leases And Fixture Filing, dated as of July 18, 2006, by and from The Pacific Lumber Company to Fidelity National Title Company, for the benefit of Marathon Structured Finance Fund L.P., as administrative agent for the Revolving Credit Agreement (filed herewith).

10.6	Deed of Trust, Security Agreement, Assignment of Rents And Leases And Fixture Filing, dated as of July 18, 2006, by and from The Pacific Lumber Company to Fidelity National Title Company, for the benefit of Marathon Structured Finance Fund L.P., as administrative agent for the Term Loan Agreement (filed herewith).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2006	MAXXAM INC.
	By:	/s/ Bernard L. Birkel
		Name:	Bernard L. Birkel
		Title:	Secretary & Senior Assistant General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Revolving Credit Agreement dated as of July 18, 2006 among The Pacific Lumber Company, Britt Lumber Co., Inc., the lenders from time to time party thereto and Marathon Structured Finance Fund L.P., as administrative agent (filed herewith).

10.2	Term Loan Agreement, dated as of July 18, 2006 among The Pacific Lumber Company, Britt Lumber Co., Inc., the lenders from time to time party thereto and Marathon Structured Finance Fund L.P., as administrative agent (filed herewith).

10.3	Guarantee and Collateral Agreement dated as of July 18, 2006 made by The Pacific Lumber Company, Britt Lumber Co., Inc., MAXXAM Group Inc., Salmon Creek LLC and Scotia Inn Inc. in favor of Marathon Structured Finance Fund L.P., as administrative agent for the Revolving Credit Agreement (filed herewith).

10.4	Guarantee and Collateral Agreement dated as of July 18, 2006 made by The Pacific Lumber Company, Britt Lumber Co., Inc., MAXXAM Group Inc., Salmon Creek LLC and Scotia Inn Inc. in favor of Marathon Structured Finance Fund L.P., as administrative agent for the Term Loan Agreement (filed herewith).

10.5	Deed of Trust, Security Agreement, Assignment of Rents And Leases And Fixture Filing, dated as of July 18, 2006, by and from The Pacific Lumber Company to Fidelity National Title Company, for the benefit of Marathon Structured Finance Fund L.P., as administrative agent for the Revolving Credit Agreement (filed herewith).

10.6	Deed of Trust, Security Agreement, Assignment of Rents And Leases And Fixture Filing, dated as of July 18, 2006, by and from The Pacific Lumber Company to Fidelity National Title Company, for the benefit of Marathon Structured Finance Fund L.P., as administrative agent for the Term Loan Agreement (filed herewith).